Exhibit 99.1

RAIT Financial Trust Announces Fourth Quarter and Fiscal 2015 Financial Results

PHILADELPHIA, PA — February 25, 2016 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2015 financial results.  All per share results are reported on a diluted basis.

Highlights

-

Cash Available for Distribution (“CAD”) per share of $0.28 for the quarter ended December 31, 2015 and $1.11 for the year ended December 31, 2015.  CAD per share, without real estate gains, of $0.19 for the quarter ended December 31, 2015 and $0.78 for the year ended December 31, 2015.

-	Earnings per share of $0.02 for the quarter ended December 31, 2015 and $0.08 for the year ended December 31, 2015.
-	Investments in mortgages and loans, at cost, increased 16.5% to $1.62 billion at December 31, 2015 from $1.39 billion at December 31, 2014.
-	RAIT originated $321.8 million of loans during the quarter ended December 31, 2015 and $996.9 million of loans for the year ended December 31, 2015.
-	RAIT paid a fourth quarter dividend of $0.09 per common share on January 29, 2016.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “Our platform generated just under $1 billion of loan originations in 2015 including more than $600 million of bridge loans.  We completed two floating-rate securitizations and sold $425 million of fixed-rate conduit loans during the year.  We continue to execute on our capital recycling strategy through property sales given the volatile state of the capital and securitization markets.”

Commercial Real Estate (“CRE”) Business

-

RAIT originated $321.8 million of loans during the quarter ended December 31, 2015 consisting of $71.9 million of fixed-rate conduit loans and $249.9 million of floating-rate bridge loans.  RAIT originated $996.9 million of loans during the year ended December 31, 2015 consisting of $384.1 million of fixed-rate conduit loans, $607.8 million of floating-rate bridge loans and a $5.0 million mezzanine loan.

-

RAIT sold $85.4 million of conduit loans during the quarter ended December 31, 2015 which generated fee income of $1.1 million. RAIT sold $425.0 million of conduit loans during the year ended December 31, 2015 which generated fee income of $7.2 million.

-

In December, RAIT closed its fifth non-recourse, floating-rate CMBS transaction totaling $347.4 million collateralized by floating rate commercial real estate first lien mortgage loans and pari passu participation interests in such mortgage loans.  The transaction involved the sale by a RAIT subsidiary of investment grade notes totaling approximately $263.6 million with a weighted average cost of LIBOR plus 2.62%.  RAIT affiliates retained certain investment grade notes and all of the below investment grade and un-rated subordinated interests totaling approximately $83.8 million.

-	CRE loan repayments were $121.6 million for the quarter ended December 31, 2015 and $291.2 million during the year ended December 31, 2015

CRE Property Portfolio & Property Sales

-

As of December 31, 2015, RAIT’s investments in real estate were $2.5 billion which includes $1.4 billion of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT).  IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At December 31, 2015, RAIT owned 15.5% of IRT’s outstanding common stock.

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During the quarter ended December 31, 2015, RAIT sold three properties, consisting of two apartment communities and an office property, for $52.9 million and generated net proceeds of approximately $8.4 million after costs and full repayment of the underlying debt. IRT sold one apartment community for $33.6 million and generated net proceeds of approximately $14.2 million after costs and full repayment of the underlying debt.  During the year ended December 31, 2015, RAIT sold eight properties, six apartment communities and one office property, and one parcel of land for $141.4 million and generated net proceeds of approximately $27.5 million after costs and full repayment of the underlying debt.

-

During the three-months ended December 31, 2015, RAIT converted two loans secured by ten industrial properties and by one office property, respectively, into ownership of those properties. Those properties had an aggregate carrying value of $73.1 million.

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RAIT reported a $0.9 million asset impairment for the quarter ended December 31, 2015 on an office property in Denver, Colorado and a parcel of land in Daytona Beach, FL.  Both of these properties are currently under contract to be sold.

-

On September 17, 2015, IRT completed the acquisition of Trade Street Residential, Inc. adding nineteen high-quality properties with 4,989 units to its portfolio.  RAIT expects the acquisition to benefit RAIT through RAIT’s ownership of IRT common stock and increased fees paid to RAIT by IRT.

Asset & Property Management

-	Total assets under management increased 33.3% to $6.0 billion at December 31, 2015 from $4.5 billion at December 31, 2014.
-	RAIT’s property management companies managed 19,639 apartment units and 22.8 million square feet of office and retail space at December 31, 2015.
-	RAIT generated $9.3 million in asset and property management fees and incentive fees through its external management of IRT during the year ended December 31, 2015.
-

RAIT generated $12.8 million of property management and leasing fees primarily through its retail property manager subsidiary and through services provided by its multi-family property manager subsidiary to unaffiliated properties during the year ended December 31, 2015.

Dividends

-

On December 7, 2015, RAIT’s Board of Trustees (the “Board”) declared a fourth quarter 2015 cash dividend on RAIT’s common shares of $0.09 per common share. The dividend was paid on January 29, 2016 to holders of record on January 8, 2016.

-

On November 4, 2015, the Board declared a fourth quarter 2015 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on December 31, 2015 to holders of record on December 1, 2015.

2016 CAD Guidance

RAIT estimates that its 2016 full year CAD per diluted share will be in a range of $0.85-$0.95 per common share.  2016 full year CAD guidance includes $0.35 per share of gains on property sales.  A reconciliation of RAIT's projected net income (loss) allocable to common shares to its projected CAD, a non-GAAP financial measure, is included below. The assumptions underlying this estimate are also included below.

	2016 Annualized Projected CAD(1)
Net income (loss) allocable to common shares	$22,792	-	$31,892
Adjustments:
Gains on property sales	(5,766)	-	(5,766)
Depreciation, amortization expense and other items	60,324	-	60,324
CAD	$77,350	-	$86,450
CAD per share	$0.85	-	$0.95
CAD per share, without real estate gains	$0.50	-	$0.60
(1)

Constitutes forward-looking information.  Actual full 2016 CAD could vary significantly from the projections presented.  CAD may fluctuate based upon a variety of factors, including those described in “Forward Looking Statements” below.  Our estimate is based on the following key operating assumptions during 2016:

-	Gross loan originations of $200 million to $500 million.
-	No CMBS gain on sale profits.

-	RAIT property sale gains of $32 million.
-	Loan repayments totaling $200 million.
-	No capital issuances in 2016.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s NOI to its reported net income (loss) is included as Schedule V to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the “Investor Relations” section.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 25, 2016 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.787.4169, access code 38442508.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, March 3, 2016, by dialing 855.859.2056, access code 38442508.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan”, “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: overall conditions in commercial real estate and the economy generally; whether the timing and amount of investments,  repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; changes in the expected yield of our investments;  changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; whether RAIT will be able to originate loans in the amounts and generating the returns assumed; the availability of financing and capital, including through the capital and securitization markets; whether RAIT will be able to complete sales of RAIT owned properties, whether identified for sale or under contract, in the amounts and generating the gains assumed; and those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-243-9000

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three-Months Ended
	December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014
OPERATING DATA:
Lending:
Investments in loans	$1,623,583		$1,588,097		$1,506,542		$1,504,456		$1,392,436
Gross loan production	$321,837		$237,674		$218,613		$218,770		$255,900
CMBS gain on sales (included in fee income)	$1,135		$434		$3,681		$1,996		$2,986
CMBS loans sold	$85,430		$116,251		$130,401		$92,897		$170,679
Average CMBS Gain on Sale (points)	1.3		0.4		2.8		2.1		1.7

Real estate portfolio:
Gross real estate investments (a)	$2,517,645		$2,448,331		$1,783,888		$1,833,978		$1,840,451
Property income (a)	$69,464		$55,459		$55,534		$53,274		$46,096
Operating expenses (a)	$31,476		$25,832		$26,416		$25,277		$22,948
Net operating income (a)	$37,988		$29,627		$29,118		$27,997		$23,148
NOI margin (a)	54.7%		53.4%		52.4%		52.6%		50.2%

EARNINGS & DIVIDENDS:
Earnings per Share -- diluted	$0.02		$(0.07)		$0.22		$(0.09)		$(3.11)
FFO per share	$(0.08)		$(0.05)		$0.15		$0.05		$(2.97)
CAD per share	$0.28		$0.27		$0.37		$0.19		$0.26
CAD per share, without real estate gains	$0.19		$0.20		$0.21		$0.18		$0.26
Dividends per share	$0.09		$0.18		$0.18		$0.18		$0.18
CAD payout ratio	31.8%		66.0%		48.8%		96.7%		70.4%

CAPITALIZATION AND COVERAGE RATIOS:
Debt:
Recourse	$494,697		$586,953		$497,430		$579,258		$509,701
Non-recourse	2,864,753		2,613,028		2,164,098		2,107,499		2,105,965
Total debt	3,359,450		3,199,981		2,661,528		2,686,757		2,615,666
Preferred shares (par)	332,187		332,187		331,733		317,603		317,603
Common shares (market capitalization)	247,284		450,854		506,493		568,594		632,826
Noncontrolling interests, at carrying value	340,213		346,063		204,034		208,894		214,297
Total market capitalization	$4,279,134		$4,329,085		$3,703,788		$3,781,848		$3,780,392

Total Liabilities/Total Gross Assets	77.9%		77.2%		77.5%		78.0%		77.3%
Total Liabilities + Preferred/Total Gross Assets	85.0%		84.6%		86.4%		86.5%		85.9%

Interest Coverage	1.94	x	1.81	x	2.12	x	1.93	x	2.20	x
Interest + Preferred Coverage	1.57	x	1.40	x	1.63	x	1.50	x	1.67	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$6,026,341		$5,820,702		$4,764,259		$4,607,413		$4,485,525
Total Gross Assets	$4,645,622		$4,475,217		$3,754,148		$3,741,103		$3,681,955
(a)	Includes Independence Realty Trust.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of December 31
	2015	2014
Assets
Investment in mortgages, loans and preferred equity interests, at amortized cost:
Commercial mortgages, mezzanine loans and preferred equity interests	$1,623,583	$1,392,436
Allowance for losses	(17,097)	(9,218)
Total investment in mortgages, loans and preferred equity interests	1,606,486	1,383,218
Investments in real estate, net of accumulated depreciation of $198,326 and $168,480, respectively	2,319,319	1,671,971
Investments in securities and security-related receivables, at fair value	—	31,412
Cash and cash equivalents	125,886	121,726
Restricted cash	213,012	124,220
Accrued interest receivable	47,343	51,640
Other assets	71,207	72,023
Deferred financing costs, net of accumulated amortization of $33,769 and $26,056, respectively	31,368	27,802
Intangible assets, net of accumulated amortization of $26,307 and $13,911, respectively	32,675	29,463
Total assets	$4,447,296	$3,513,475
Liabilities and Equity
Indebtedness	$3,359,450	$2,615,666
Accrued interest payable	9,834	10,269
Accounts payable and accrued expenses	39,672	54,962
Derivative liabilities	4,727	20,695
Deferred taxes, borrowers’ escrows and other liabilities	203,477	144,733
Total liabilities	3,617,160	2,846,325
Series D cumulative redeemable preferred shares, $0.01 par value per share, 4,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding, respectively	85,395	79,308
Equity
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 8,069,288 shares authorized, 5,306,084 and 4,775,569 shares issued and outstanding	53	48
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,340,969 and 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,425 and 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, $0.01 par value per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 91,586,767 and 82,506,606 issued and outstanding, respectively, including 742,764 and 541,575 unvested restricted common share awards, respectively	2,748	2,473
Additional paid in capital	2,087,137	2,025,683
Accumulated other comprehensive income (loss)	(4,699)	(20,788)
Retained earnings (deficit)	(1,680,751)	(1,633,911)
Total shareholders’ equity	404,528	373,545
Noncontrolling interests	340,213	214,297
Total equity	744,741	587,842
Total liabilities and equity	$4,447,296	$3,513,475

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three-Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Revenue:
Net interest margin:
Investment interest income	$26,609	$30,537	$98,432	$133,419
Investment interest expense	(6,733)	(7,968)	(29,250)	(30,310)
Net interest margin	19,876	22,569	69,182	103,109
Rental income	69,464	46,096	233,731	162,281
Fee and other income	5,004	5,167	21,069	24,280
Total revenue	94,344	73,832	323,982	289,670

Expenses:
Interest expense	25,408	16,635	84,338	55,391
Real estate operating expenses	31,476	22,948	109,001	81,584
Compensation expenses	8,416	5,050	28,229	28,168
General and administrative expenses	5,825	4,414	20,779	17,653
Acquisition and integration expenses	1,684	950	16,527	2,358
Provision for loan losses	2,450	2,000	8,300	5,500
Depreciation and amortization expense	22,583	18,065	73,868	56,784
Total expenses	97,842	70,062	341,042	247,438
Operating Income	(3,498)	3,770	(17,060)	42,232
Other income (expense)	7	51	(1,009)	(21,398)
Gains (loss) on assets	19,094	(20)	43,805	(5,370)
Asset impairment	(929)	—	(8,179)	—
TSRE financing extinguishment and employee separation expenses	—	—	(27,508)	—
Gains (losses) on IRT merger with TSRE	592	—	64,604	—
Gains (loss) on deconsolidation of VIEs	—	(215,804)	—	(215,804)
Gain (loss) on sale of collateral management contracts	—	4,549	—	4,549
Gain (loss) on debt extinguishment	—	—	—	2,421
Change in fair value of financial instruments	(1,828)	(39,319)	11,638	(98,752)
Income (loss) before taxes	13,438	(246,773)	66,291	(292,122)
Income tax benefit (provision)	(1,478)	(307)	(2,798)	2,147
Net income (loss)	11,960	(247,080)	63,493	(289,975)
Income allocated to preferred shares	(8,447)	(8,365)	(32,830)	(28,993)
(Income) loss allocated to noncontrolling interests	(1,682)	444	(23,505)	464
Net income (loss) available to common shares	$1,831	$(255,001)	$7,158	$(318,504)
EPS - BASIC	$0.02	$(3.11)	$0.08	$(3.92)
EPS - DILUTED	$0.02	$(3.11)	$0.08	$(3.92)
Weighted-average shares outstanding - Basic	90,642,318	81,970,075	85,524,073	81,328,129
Weighted-average shares outstanding - Diluted	90,842,752	81,970,075	86,457,871	81,328,129

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three-Months Ended December 31		Year Ended December 31
2015	2014	2015	2014

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$1,831	$(255,001)	$7,158	$(318,504)
Add-Back (Deduct):
Depreciation and amortization expense	22,583	18,065	73,868	56,784
Change in fair value of financial instruments	1,828	39,319	(11,638)	98,752
(Gains) losses on assets	(7,803)	20	(12,204)	5,370
TSRE financing extinguishment and employee separation expenses	—	—	27,508	—
Gains (losses) on IRT merger with TSRE	(592)	—	(64,604)	—
(Gains) losses on deconsolidation of VIEs	—	215,804	—	215,804
(Gains) losses on debt extinguishment	—	—	—	(2,421)
Taberna VIII and Taberna IX securitizations, net effect	—	(5,868)	—	(26,931)
Straight-line rental adjustments	148	1,440	95	1,111
Equity based compensation	914	630	4,466	4,407
Acquisition and integration expenses	1,684	950	16,527	2,358
Origination fees and other deferred items	10,768	5,554	35,660	19,596
Provision for losses	2,450	2,000	8,300	5,500
Asset impairment	929	—	8,179	—
Noncontrolling interest effect of certain adjustments	(9,056)	(1,951)	1,749	(4,302)
CAD	$25,684	$20,962	$95,064	$57,524
CAD per share	$0.28	$0.26	$1.11	$0.71
CAD per share, without real estate gains	$0.19	$0.26	$0.78	$0.71
Weighted-average shares outstanding	90,642,318	81,970,075	85,524,073	81,328,129

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$1,831	$(255,001)	$7,158	$(318,504)
Add-Back (Deduct):
Depreciation	10,022	11,370	41,096	38,620
(Gains) Losses on the sale of real estate	(18,803)	—	(43,514)	319
FFO	$(6,950)	$(243,631)	$4,740	$(279,565)
FFO per share--basic	$(0.08)	$(2.97)	$0.06	$(3.44)
Weighted-average shares outstanding	90,642,318	81,970,075	85,524,073	81,328,129

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three-Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Same store net operating income	$20,736	$19,359	$53,712	$48,077
Non same store net operating income and eliminations	17,252	3,789	71,018	32,620
Net interest margin	19,876	22,569	69,182	103,109
Fee and other income	5,004	5,167	21,069	24,280
Interest expense	(25,408)	(16,635)	(84,338)	(55,391)
Compensation expenses	(8,416)	(5,050)	(28,229)	(28,168)
General and administrative expenses	(5,825)	(4,414)	(20,779)	(17,653)
Acquisition and integration expenses	(1,684)	(950)	(16,527)	(2,358)
Provision for loan losses	(2,450)	(2,000)	(8,300)	(5,500)
Depreciation and amortization expense	(22,583)	(18,065)	(73,868)	(56,784)
Other income (expense)	7	51	(1,009)	(21,398)
Gains (loss) on assets	19,094	(20)	43,805	(5,370)
Asset impairment	(929)	-	(8,179)	-
TSRE financing extinguishment and employee separation expenses	-	-	(27,508)	-
Gains (losses) on IRT merger with TSRE	592	-	64,604	-
Gains (loss) on deconsolidation of VIEs	-	(215,804)	-	(215,804)
Gain (loss) on sale of collateral management contracts	-	4,549	-	4,549
Gain (loss) on debt extinguishment	-	-	-	2,421
Change in fair value of financial instruments	(1,828)	(39,319)	11,638	(98,752)
Income tax benefit (provision)	(1,478)	(307)	(2,798)	2,147

Net Income (loss)	$11,960	$(247,080)	$63,493	$(289,975)

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized non-cash gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect of our previous consolidation of the legacy securitizations, T8 and T9, which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments; realized non-cash gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in Part I, Item 1. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

Same Store is defined as properties which were owned and operational for the entire periods presented, including each comparative period.  Properties included in the redevelopment portfolio are not part of the same store properties.